Exhibit 99.1

Kinnate Biopharma Inc. Reports First Quarter 2023 Financial Results and Recent Corporate Updates

•	Presented positive monotherapy dose escalation data for exarafenib, an investigational pan-RAF inhibitor, at the 2023 AACR Annual Meeting

•	Provided update on ongoing exarafenib monotherapy dose expansion; data-informed strategy prioritizes enrollment in BRAF Class II-driven solid tumors

•	Disclosed early, compelling responses with exarafenib plus binimetinib from the ongoing dose escalation combination arm, primarily in NRAS mutant melanoma

•	Announced the addition of two new development candidates to its pipeline, a MEK inhibitor and a c-MET inhibitor

•	Upcoming poster presentation on genomic landscape analysis in FGFR2 at the 2023 American Society of Clinical Oncology Annual Meeting

•	Cash, cash equivalents and investments of $231.2 million as of March 31, 2023 anticipated to fund operations into early 2025

SAN FRANCISCO and SAN DIEGO – May 11, 2023 – Kinnate Biopharma Inc. (Nasdaq: KNTE) (“Kinnate”), a clinical-stage precision oncology company, today announced financial results for the first quarter of 2023 and recent corporate updates.

“Kinnate continues to make demonstrable progress with its pipeline of highly selective compounds designed with optimized drug properties and the ability to address a broad set of alterations, overcome resistance mechanisms and/or achieve brain penetrance,” said Nima Farzan, chief executive officer, Kinnate Biopharma Inc. “At AACR this year, we presented the first clinical data for the company from our RAF program, showing exarafenib, the lead product candidate, was well-tolerated, achieved substantial, dose proportional and therapeutically meaningful exposures with objective measures of response supporting its best-in-class profile. Building on this momentum, we look forward to several additional catalysts in the second half of the year, including dose selection for the exarafenib and binimetinib combination where we’ve also observed early responses, initial dose escalation data for KIN-3248, our investigational pan-FGFR inhibitor, and entering the clinic with our third internally developed product candidate, a brain-penetrant MEK inhibitor. With a strong balance sheet, we believe our current capital will fund operations into early 2025, enabling our continued growth as a global company.”

Pipeline Updates

•
The company will have a poster presentation at the 2023 American Society of Clinical Oncology Annual Meeting on circulating tumor DNA-based genomic landscape analysis to evaluate molecular brake and gatekeeper mutations in FGFR2. (View Poster Details) Initial dose escalation data from the ongoing global Phase 1 clinical trial, KN-4802, evaluating the pan-FGFR inhibitor, KIN-3248, in patients with FGFR2/3 alterations is expected in the second half of 2023.

•
Presented exarafenib monotherapy dose escalation data from KN-8701, a global Phase 1 clinical trial, during an oral presentation at the American Association for Cancer Research (AACR) 2023 Annual Meeting. In addition, the company provided an update on the monotherapy dose expansion strategy and announced preliminary findings from the combination arm of KN-8701, evaluating exarafenib plus binimetinib. The company expects to provide an update in the second half of 2023 on the dose selection and additional escalation data for exarafenib plus binimetinib, and initial exarafenib monotherapy dose expansion data in the first half of 2024.  (View Release)

•	Presented preclinical data for exarafenib monotherapy and in combination with a MEK inhibitor in human NRAS mutant melanoma models in a poster session at the AACR 2023 Annual Meeting. (ViewPoster)
•
Announced the addition of two next-generation development candidates to the pipeline – a brain penetrant mitogen-activated protein kinase (MEK) inhibitor (KIN-7136), expected to enter the clinic in the second half of 2023, and a highly selective mesenchymal epithelial transition (c-MET) inhibitor (KIN-8741), expected to enter the clinic in the first half of 2024. (View Release)

•	Announced the company will evaluate strategic alternatives for its Cyclin-Dependent Kinase (CDK12) program. (View Release)

Financial Results

•	As of March 31, 2023, total cash, cash equivalents and investments were $231.2 million, which is expected to fund current operations into early 2025.
•	First quarter research and development expenses for 2023 were $26.5 million, compared to $19.6 million for the same period in 2022.
•	First quarter general and administrative expenses for 2023 were $8.1 million, compared to $7.4 million for the same period in 2022.
•	First quarter net loss for 2023 was $32.9 million, compared to $26.9 million for the same period in 2022.

About Kinnate Biopharma Inc.

Kinnate Biopharma Inc. is a clinical-stage precision oncology company focused on expanding on the promise of targeted therapies for those battling cancer. The company is developing medicines for known oncogenic drivers where there are no approved targeted drugs and to overcome the limitations of marketed cancer therapies, such as non-responsiveness or acquired and intrinsic resistance. Kinnate has two lead clinical programs being studied in solid tumors with RAF, NRAS and FGFR-driven alterations, and is rapidly progressing a pipeline of additional small molecule drug candidates as part of the Kinnate Discovery Engine. The company is driven by the urgency and knowledge that patients are waiting for new, effective cancer medicines.  For more information, visit Kinnate.com and follow us on LinkedIn.

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements include, without limitation, the timing and presentation of clinical data and dose selection; statements regarding the potential benefits and properties of the company’s product candidates; the timing for initiation of clinical trials for KIN-7136 and KIN-8741; the sufficiency of our funding to continue to operate, support long term growth and progress our pipeline; our anticipated cash runway; and statements by our Chief Executive Officer. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “potential” and similar expressions are also intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends. Such expectations and projections may never materialize or may prove to be incorrect. These forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors, including, among other things: operating as a clinical-stage biopharmaceutical company with a limited operating history; the timing, progress and results of ongoing and planned preclinical studies and clinical trials for our current product candidates; that continued dose escalation in our clinical trials could increase the risk of the occurrence of adverse events; the potential for future clinical trial results to differ from initial results or from our preclinical studies; our ability to timely enroll a sufficient number of patients in our clinical trials; our ability to raise additional capital to finance our operations; our ability to discover, advance through the preclinical and clinical development of, obtain regulatory approval for and commercialize our product candidates; the novel approach we are taking to discover and develop drugs; our ability to timely file and obtain approval of investigational new drug applications for our planned clinical trials; negative impacts of the COVID-19 pandemic on our business, including ongoing and planned clinical trials and preclinical studies; competition in our industry; regulatory developments in the United States and other countries; our ability to attract, hire and retain highly skilled executive officers and employees; difficulties in managing our growth; our ability to protect our intellectual property; reliance on third parties to conduct our ongoing and planned preclinical studies and clinical trials, and to manufacture our product candidates; general economic and market conditions; and other risks. These and other risks, uncertainties, assumptions and other factors are further described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 that we are concurrently filing with the Securities and Exchange Commission (SEC), as well as in our subsequent filings we make with the SEC. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. Investors should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Our forward-looking statements speak only as of the date of this release, and except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason in the future.

Investor & Media Contact:

Priyanka Shah | Priyanka.Shah@kinnate.com | +1-908-447-6134

Kinnate Biopharma Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and par value amounts)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$73,570	$29,261
Cash at consolidated joint venture	-	25,725
Short-term investments	127,411	172,214
Prepaid expenses and other current assets	4,307	3,637
Total current assets	205,288	230,837
Property and equipment, net	2,877	3,071
Right-of-use lease assets	3,170	3,377
Long-term investments	30,203	39,139
Restricted cash	371	371
Other non-current assets	1,971	2,031
Total assets	$243,880	$278,826

Liabilities, Redeemable Convertible Noncontrolling Interests and Stockholders' Equity
Current liabilities:
Accounts payable	$4,451	$2,970
Accrued expenses	12,721	13,206
Current portion of operating lease liabilities	983	991
Total current liabilities	18,155	17,167
Operating lease liabilities, long-term	2,963	3,191
Total liabilities	21,118	20,358
Redeemable convertible noncontrolling interests	-	35,000
Stockholders’ equity:
Preferred stock, $0.0001 par value; 200,000,000 shares authorized at March 31, 2023 and December 31, 2022; 0 shares outstanding at March 31, 2023 and December 31, 2022	-	-
Common stock, $0.0001 par value; 1,000,000,000 shares authorized at March 31, 2023 and December 31, 2022; 46,569,648 and 44,342,292 shares issued and outstanding at March 31, 2023 and December 31, 2022 , respectively	5	4
Additional paid-in capital	515,524	484,237
Accumulated other comprehensive loss	(464)	(1,410)
Accumulated deficit	(292,303)	(259,363)
Total stockholders’ equity	222,762	223,468
Total liabilities, redeemable convertible noncontrolling interests and stockholders' equity	$243,880	$278,826

Kinnate Biopharma Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2023	2022

Operating expenses:
Research and development	$26,559	$19,647
General and administrative	8,094	7,412
Total operating expenses	34,653	27,059
Loss from operations	(34,653)	(27,059)
Other income, net	1,713	157
Net loss	$(32,940)	$(26,902)

Weighted-average shares outstanding, basic and diluted	45,409,572	43,882,920
Net loss per share, basic and diluted	$(0.73)	$(0.61)

Comprehensive loss:
Net loss	$(32,940)	$(26,902)
Other comprehensive loss:
Unrealized gain (loss) on investments	946	(1,656)
Total comprehensive loss	$(31,994)	$(28,558)